                                               Filed Pursuant to Rule 424(b)(2)
                                               Registration File Nos.: 333-15387
                                                                   and 333-40766

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 16, 1998)


                            [MIDAMERICAN ENERGY LOGO]




                                  $162,000,000


                           MIDAMERICAN ENERGY COMPANY
                                MEDIUM-TERM NOTES
               DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE

                                ----------------

     We may offer up to $162,000,000 of our medium-term notes from time to time. This prospectus supplement sets forth terms of the medium-term notes. It supplements the description of the medium-term notes contained in the attached prospectus. Each time we issue medium-term notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the medium-term notes being offered and the terms of the offering.

     The medium-term notes will have varying maturities from nine months to 30 years. We can offer medium-term notes that are redeemable at our option or the option of the holders prior to maturity. We will specify in the applicable pricing supplement whether a series of medium-term notes is redeemable prior to maturity.

                               ----------------

     INVESTING IN THE MEDIUM-TERM NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-2 OF THIS PROSPECTUS SUPPLEMENT.


                               ----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE MEDIUM-TERM NOTES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               ----------------

BANC ONE CAPITAL MARKETS, INC.                           CHASE SECURITIES INC.
CIBC WORLD MARKETS                                  CREDIT SUISSE FIRST BOSTON
LEHMAN BROTHERS                                     MORGAN STANLEY DEAN WITTER
PAINEWEBBER INCORPORATED                                  SALOMON SMITH BARNEY


                               ----------------

            The date of this prospectus supplement is July 19, 2000

                               TABLE OF CONTENTS


                                                                 PAGE
                                                                -----

                              PROSPECTUS SUPPLEMENT

About this Prospectus Supplement; Pricing Supplements .........  S-3

Risk Factors ..................................................  S-3

Description of the Medium-Term Notes ..........................  S-3

United States Federal Income Tax Consequences .................  S-4

Plan of Distribution .......................................... S-16

Legal Matters ................................................. S-17

Experts ....................................................... S-17


                                      PROSPECTUS

Available Information .........................................    2

Incorporation of Certain Documents by Reference ...............    2

The Company ...................................................    3

Ratios of Earnings to Fixed Charges ...........................    3

Use of Proceeds ...............................................    4

Description of Notes ..........................................    4

United States Federal Income Tax Consequences .................   25

Plan of Distribution ..........................................   37

Legal Matters .................................................   38

Experts .......................................................   38


     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                        ABOUT THIS PROSPECTUS SUPPLEMENT;
                               PRICING SUPPLEMENTS

     We may use this prospectus supplement, together with the attached prospectus and an attached pricing supplement, to offer our medium-term notes from time to time. The total initial public offering price of medium-term notes that may be offered by use of this prospectus supplement is $162,000,000. That amount will be reduced by the amount of any other securities issued under our shelf registration statement (File No. 333-15387).

     This prospectus supplement sets forth terms of the medium-term notes that we may offer. It supplements the description of the medium-term notes contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede that information in the prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings given to those terms in the prospectus.

     Each time we issue medium-term notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the medium-term notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any medium-term notes, that is inconsistent with this prospectus supplement will apply and will supersede that information in this prospectus supplement.

     It is important for you to read and consider all information contained in this prospectus supplement and the attached prospectus and pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Available Information" and "Incorporation of Certain Documents by Reference" on page 2 of the attached prospectus.

                                  RISK FACTORS

     Important risks associated with an investment in the medium-term notes are described in our Form 8-K dated January 11, 2000, which we filed with the Securities and Exchange Commission and which is incorporated by reference in the prospectus. We encourage you to review the risk factors described in this Form 8-K before making an investment in the medium-term notes.


                      DESCRIPTION OF THE MEDIUM-TERM NOTES

GENERAL INFORMATION

     We will issue the medium-term notes under an indenture dated as of December 1, 1996 between us and Bank One Trust Company, National Association (as successor to The First National Bank of Chicago), as trustee.

     The medium-term notes will be our senior unsecured debt and will be of equal rank with all of our other senior unsecured debt. The indenture contains limitations on our ability to incur secured debt and create liens on our property. These restrictions are described on pages 6 and 7 of the prospectus under the caption "Restrictions on Secured Debt".

TERMS OF THE MEDIUM-TERM NOTES

     We will offer the medium-term notes in varying maturities from nine months to 30 years. If stated in the applicable pricing supplement, the medium-term notes may be redeemed prior to maturity at our option or repaid prior to maturity at the option of the holders.

     We can issue medium-term notes with a fixed rate or a variable rate. The fixed rate may be zero in the case of medium-term notes issued at a price representing a discount from the principal amount payable at maturity. The variable rate will be determined by reference to one of the following interest rate bases:

     o   the commercial paper rate;

     o   the LIBOR rate;

     o   the prime rate;

     o   the treasury rate; or

     o   another rate specified in the applicable pricing supplement.

If specified in the applicable pricing supplement, the variable rate may be adjusted by a spread and/or a spread multiplier. We may also issue medium-term notes that are original issue discount notes, amortizing notes or reset notes.

FORM AND DENOMINATION

     Each medium-term note will be represented by either a global security registered in the name of a nominee of The Depository Trust Company or a certificate issued in definitive form and registered in the name of the holder. The form of each issuance of medium-term notes will be specified in the applicable pricing supplement. Beneficial interests in the global securities will be shown on, and transfers of the beneficial interests will be effected only through, records maintained by The Depository Trust Company and its participants. Owners of beneficial interests in the global securities will be entitled to physical delivery of certificates in definitive form only in limited circumstances which are described on page 18 of the prospectus under the caption "Book-Entry System".

     All medium-term notes will be denominated in United States dollars. Unless otherwise specified in the applicable pricing supplement, we will issue medium-term notes in denominations of $1,000 and integral multiples of $1,000.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the principal United States federal income tax consequences of the purchase, ownership and disposition of medium-term notes to beneficial owners ("holders") of medium-term notes purchasing medium-term notes at their original issuance. This summary supercedes the summary under the heading "United States Federal Income Tax Consequences" in the prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), legislative history, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Any such change may apply retroactively.

     This summary discusses only the principal United States federal income tax consequences to those holders holding medium-term notes as capital assets within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules (including, without limitation, pension plans and other tax-exempt investors, persons who are subject to alternative minimum tax, banks, thrifts, insurance companies, real estate investment trusts, "S" corporations, expatriates, regulated investment companies, brokers, dealers or traders in securities or commodities, persons whose functional currency is other than the United States dollar, and persons who hold medium-term notes as part of a straddle, hedging or conversion transaction). This summary also assumes that a taxpayer obtains any necessary consent of the Internal Revenue Service ("IRS") before changing a method of accounting.

     Persons considering the purchase of medium-term notes should consult their tax advisors with regard to the application of United States federal income tax laws to their particular situations as well as any tax consequences to them arising under the laws of any state, local or foreign taxing jurisdiction. State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in medium-term notes.

     YOU ARE URGED TO CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO YOUR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE MEDIUM-TERM NOTES.

     As used herein, the term "United States Holder" means a beneficial owner of a medium-term note who or which is, for United States federal income tax purposes, either (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state or political subdivision thereof, including the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (1) the administration over which a United States court can exercise primary supervision and (2) all of the substantial decisions of which one or more United States persons have the authority to control, and other types of trusts considered United States persons for federal income tax purposes. A "Non-United States Holder" is a holder of a medium-term note that is not a United States Holder.

TAXATION OF INTEREST

     The taxation of interest on a medium-term note depends on whether it constitutes "qualified stated interest" (as defined below). Interest on a medium-term note that constitutes qualified stated interest is includible in a United States Holder's income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States Holder's income under the rules described below under "Original Issue Discount," regardless of such holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a medium-term note with a maturity of one year or less from its issue date (a "Short-Term Note") is included in a United States Holder's income under the rules described below under "Short-Term Notes."

   FIXED RATE NOTES

     Interest on a fixed rate note will constitute "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by us) at least annually at a single fixed rate.

   FLOATING RATE NOTES

     Interest on a floating rate note that is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by us) at least annually will constitute "qualified stated interest" if the medium-term note is a "variable rate debt instrument" ("VRDI") under the rules described below and the interest is payable at a single "qualified floating rate" or single "objective rate" (each as defined below). If the medium-term note is a VRDI but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes "qualified stated interest." See "Original Issue Discount--Floating Rate Notes that are VRDIs," below.

   DEFINITION OF VARIABLE RATE DEBT INSTRUMENT (VRDI), QUALIFIED FLOATING RATE AND OBJECTIVE RATE

     A medium-term note is a VRDI if all of the four following conditions are met. First, the "issue price" of the medium-term note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a medium-term note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments.

     Second, the medium-term note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

     Third, the medium-term note must provide that a qualified floating rate or objective rate in effect at any time during the term of the medium-term note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

     Fourth, the medium-term note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

     Subject to certain exceptions, a variable rate of interest on a medium-term note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in United States dollars. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple (i.e., a Spread Multiplier) that is greater than 0.65, but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate (i.e., a Spread). If the variable rate equals the product of an otherwise qualified floating rate and a single Spread Multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the medium-term note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the medium-term note).

     Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or the control of a related party) nor unique to our circumstances (or the circumstances of a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Code). Notwithstanding the first sentence of this paragraph, a rate on a medium-term note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the medium-term note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the medium-term note's term. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

     If interest on a medium-term note is stated at a fixed rate for an initial period of less than one year, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

ORIGINAL ISSUE DISCOUNT

     Original issue discount ("OID") with respect to a medium-term note is the excess, if any, of the medium-term note's "stated redemption price at maturity" over the medium-term note's "issue price." A medium-term note's "stated redemption price at maturity" is the sum of all payments provided by the medium-term note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a medium-term note is the first price at which a substantial amount of the medium-term notes in the issuance that includes such note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

     As described more fully below, United States Holders of medium-term notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States Holder's tax basis in a medium-term note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

     The amount of OID with respect to a medium-term note will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a medium-term note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note). If the amount of OID with respect to a medium-term note is less than that amount, the OID that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the medium-term note.

   FIXED RATE NOTES

     In the case of OID with respect to a fixed rate note, the amount of OID includible in the income of a United States Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the medium-term note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the medium-term note (including payments of qualified stated interest), produces an amount equal to the issue price of the medium-term note. The yield to maturity is constant over the term of the medium-term note and, when expressed as a percentage, must be calculated to at least two decimal places.

     Second, the term of the medium-term note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the medium-term note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

     Third, the total amount of OID on the medium-term note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the medium-term note at the beginning of the accrual period and the yield to maturity of the medium-term note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a medium-term note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the medium-term note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the medium-term note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a medium-term note, the amount of OID previously includible in the gross income of any holder is determined without regard to "premium" and "acquisition premium," as those terms are defined below under "Premium and Acquisition Premium."

     Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

     A United States Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such holder held medium-term notes. In general, under the constant yield method described above, United States Holders will be required to include in income increasingly greater amounts of OID in successive accrual periods.

   FLOATING RATE NOTES THAT ARE VRDIS

     The taxation of OID (including interest that does not constitute qualified stated interest) on a floating rate note will depend on whether the medium-term note is a "VRDI," as that term is defined above under "Taxation of Interest--Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate."

     In the case of a VRDI that provides for qualified stated interest, the amount of qualified stated interest and the amount of OID, if any, includible in income during a taxable year are determined under the rules applicable to fixed rate notes (described above) by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the medium-term note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

     If a medium-term note that is a VRDI does not provide for interest at a single variable rate as described above, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

     First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

     Second, determine the fixed rate substitute for each variable rate provided by the medium-term note. The fixed rate substitute for each qualified floating rate provided by the medium-term note is the value of that qualified floating rate on the issue date. If the medium-term note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the medium-term note.

     Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the medium-term note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the medium-term note.

     Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules (described above) for fixed rate notes. These amounts are taken into account as if the United States Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount--Fixed Rate Notes," above.

     Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

   FLOATING RATE NOTES THAT ARE NOT VRDIS

     Floating rate notes that are not VRDIs ("Contingent Notes") will be taxable under the rules applicable to contingent payment debt instruments (the "Contingent Debt Regulations"), as follows. First, we are required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note), but not less than the applicable federal rate announced monthly by the IRS (the "AFR"). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. income tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the AFR.

     Second, solely for tax purposes, we construct a projected schedule of payments determined under the Contingent Debt Regulations for the Contingent Note (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations.

     Third, under the usual rules applicable to OID and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the Contingent Debt Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States Holder held the Contingent Note.

     Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the Contingent Debt Regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, subject to certain limitations, as ordinary loss.

     We are required to provide each holder of a Contingent Note with the Schedule described above. If we do not create a Schedule or the Schedule is unreasonable, a United States Holder must set its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the IRS, the United States Holder must make such disclosure on a statement attached to the United States Holder's timely filed federal income tax return for the taxable year in which the Contingent Note was acquired.

     In general, any gain realized by a United States Holder on the sale, exchange or retirement of a Contingent Note is interest income. In general, any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such holder's prior interest inclusions on the Contingent Note (net of negative adjustments). Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note.

   OTHER RULES

     Certain medium-term notes having OID may be redeemed prior to maturity or may be repayable at the option of the holder. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such notes with a redemption feature should consult their tax advisors with respect to such feature since the tax consequences with respect to OID will depend, in part, on the particular terms and the particular features of the purchased medium-term note.

     The Treasury Regulations relating to the tax treatment of OID contain certain language ("aggregation rules") stating in general that, with some exceptions, if more than one type of note is issued in connection with the same transaction or related transactions, such notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the applicable prospectus supplement, we do not expect to treat different types of medium-term notes as being subject to the aggregation rules for purposes of computing OID.

MARKET DISCOUNT

     If a United States Holder acquires a medium-term note having a maturity date of more than one year from the date of its issuance and has a tax basis in the medium-term note that is, in the case of a medium-term note that does not have OID, less than its stated redemption price at maturity, or, in the case of a medium-term note that has OID, less than its adjusted issue price (as defined above), the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than 1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

     Under the market discount rules of the Code, a United States Holder is required to treat any principal payment (or, in the case of a medium-term note that has OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a medium-term note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such note is disposed of by the United States Holder in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income by the United States Holder as if such holder had sold the medium-term note at its then fair market value.

     In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

     With respect to medium-term notes with market discount, a United States Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and is irrevocable without the consent of the IRS. A United States Holder's tax basis in a medium-term note will be increased by the amount of market discount included in such holder's income under such an election.

     In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder's tax basis in a Contingent Note is less than the Contingent Note's adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of such rules to such notes.

PREMIUM AND ACQUISITION PREMIUM

     If a United States Holder purchases a medium-term note for an amount in excess of the sum of all amounts payable on the medium-term note after the date of acquisition (other than payments of qualified stated interest), such holder will be considered to have purchased such note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any OID in income. Generally, a United States Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see "Original Issue Discount"), over the remaining term of the medium-term note (where such note is not redeemable prior to its maturity date). In the case of medium-term notes that may be redeemed prior to maturity, the premium is calculated assuming that we or the United States Holder will exercise or not exercise its redemption rights in a manner that maximizes the United States Holder's yield. A United States Holder who elects to amortize bond premium must reduce such holder's tax basis in the medium-term note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such holder and may be revoked only with the consent of the IRS.

     If a United States Holder purchases a medium-term note issued with OID at an "acquisition premium," the amount of OID that the United States Holder includes in gross income is reduced to reflect the acquisition premium. A medium-term note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the medium-term note after the purchase date other than payments of qualified stated interest and (b) greater than the medium-term note's "adjusted issue price" (as described above under "Original Issue Discount--Fixed Rate Notes").

     If a medium-term note is purchased at an acquisition premium, the United States Holder reduces the amount of OID otherwise includible in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the medium-term note immediately after its acquisition by the purchaser over the adjusted issue price of the medium-term note and the denominator of which is the excess of the sum of all amounts payable on the medium-term note after the purchase date, other than payments of qualified stated interest, over the medium-term note's adjusted issue price.

     As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the United States Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

     In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder's tax basis in a Contingent Note is greater than the Contingent Note's adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of such rules to such notes.

SHORT-TERM NOTES

     In the case of a Short-Term Note, no interest is treated as qualified stated interest, and therefore all interest is included in OID. United States Holders that report income for federal income tax purposes on an accrual method and certain other United States Holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding.

     Any other United States Holder of a Short-Term Note is not required to accrue OID for federal income tax purposes, unless it elects to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a United States Holder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States Holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. A United States Holder of a Short-Term Note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than OID. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the United States Holder's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A United States Holder's tax basis in a Short-Term Note is increased by the amount included in such holder's income on such a note.

ELECTION TO TREAT ALL INTEREST AS OID

     United States Holders may elect to include in gross income all interest that accrues on a medium-term note, including any stated interest, acquisition discount, OID, market discount, de minimis OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a medium-term note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States Holder with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, such an election for a medium-term note with market discount will result in a deemed election to accrue market discount in income currently for such note and for all other debt instruments acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS. A United States Holder's tax basis in a medium-term note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.


EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES

     If so specified in an applicable prospectus supplement relating to a medium-term note, we or a holder may have the option to extend the maturity of or renew such note. See "Description of Notes--Extension of Maturity" and "Description of Notes--Renewable Notes" described in the prospectus on pages 15 and 16. In addition, we may have the option to reset the interest rate, the Spread or the Spread Multiplier with respect to a medium-term note. See "Description of Notes--Reset Notes," in the prospectus on page 14. The treatment of a United States Holder of medium-term notes to which such options apply will depend, in part, on the terms we establish for such notes pursuant to the exercise of such option by us or a holder. Upon the exercise of any such option, the United States Holder of such notes may be treated for federal income tax purposes as having exchanged such notes (the "Old Notes") for new notes with revised terms (the "New Notes"). If such holder is treated as having exchanged Old Notes for New Notes, such exchange may be treated as either a taxable exchange or a tax-free recapitalization.

     Final Treasury Regulations under Section 1001 of the Code, published on June 26, 1996 (the "Final Section 1001 Regulations"), generally provide that the exercise of an option provided to an issuer or a holder to change a term of a debt instrument (such as the maturity or the interest rate) in a manner such as that contemplated for Extendible Notes, Renewable Notes and Reset Notes will create a deemed exchange of Old Notes for New Notes if such exercise modifies such terms to a degree that is "economically significant." With respect to certain types of debt instruments, under the Final Section 1001 Regulations a deemed exchange for tax purposes occurs if the exercise of such an option alters the annual yield of the debt instrument by more than the greater of (i) 25 basis points or (ii) 5 percent of the annual yield of the debt instrument prior to modification. The exercise of an option that changes the timing of payments under a debt instrument creates a deemed exchange under the Final
Section 1001 Regulations (whether or not the annual yield is altered) if there is a "material deferral" of scheduled payments. In this connection, the Final
Section 1001 Regulations generally provide that a deferral of scheduled payments within a safe-harbor period which begins on the original due date for the first deferred payment and extends for a period not longer than the lesser of five years or 50 percent of the original term of the debt instrument will not be considered to be a material deferral.

     If the exercise of the option by us or a holder is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a United States Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a United States Holder will recognize gain or loss equal to the difference between the issue price of the New Notes and such holder's tax basis in the Old Notes. However, if the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a United States Holder as a result thereof and gain, if any, will be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. Such term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered. Legislation to that effect has been introduced in the past. It is not possible to determine whether such legislation will be reintroduced or enacted, and, if enacted, whether it would apply to a recapitalization occurring prior to the date of enactment.

     The presence of such options may also affect the calculation of interest income and OID, among other things. For purposes of determining the yield and maturity of a medium-term note, if we have an unconditional option or combination of options to require payments to be made on the medium-term note under an alternative payment schedule or schedules (e.g., an option to extend or an option to call the medium-term note at a fixed premium), we will be deemed to exercise or not exercise an option or combination of options in a manner that minimizes the yield on the medium-term note. Conversely, a holder having such option or combination of such options will be deemed to exercise or not exercise such option or combination of options in a manner that maximizes the yield on such note. If both we and the holder have options, the foregoing rules are applied to the options in the order that they may be exercised. Thus, the deemed exercise of one option may eliminate other options that are later in time. If the exercise of such option or options actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of OID, the yield and maturity of the medium-term note are redetermined by treating the medium-term note as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date. Depending on the terms of the options described above, the presence of such options may instead cause the medium-term notes to be taxable as Contingent Notes. See "Original Issue Discount--Floating Rates that are not VRDIs."

     THE FOREGOING DISCUSSION OF EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES IS PROVIDED FOR GENERAL INFORMATION ONLY. ADDITIONAL TAX CONSIDERATIONS MAY ARISE FROM THE OWNERSHIP OF SUCH NOTES IN LIGHT OF THE PARTICULAR FEATURES OR COMBINATION OF FEATURES OF SUCH NOTES AND, ACCORDINGLY, PERSONS CONSIDERING THE PURCHASE OF SUCH NOTES ARE ADVISED AND EXPECTED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP OF SUCH NOTES.

INTEGRATION OF NOTES WITH OTHER FINANCIAL INSTRUMENTS

     Any United States Holder of medium-term notes that also acquires or has acquired any financial instrument which, in combination with such notes, would permit the calculation of a single yield to maturity or could generally constitute a VRDI of an equivalent term, may in certain circumstances treat such notes and such financial instrument as an integrated debt instrument for purposes of the Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. (For purposes of determining OID, none of the payments under the integrated debt instrument will be treated as qualified stated interest.) Moreover, under the Contingent Debt Regulations, the IRS may require in certain circumstances that a United States Holder who owns medium-term notes integrate such notes with a financial instrument held or acquired by such holder or a related party. United States Holders should consult their tax advisors as to such possible integration.

SALE OR EXCHANGE OF NOTES

     A United States Holder generally will recognize gain or loss upon the sale or exchange of a medium-term note equal to the difference between the amount realized upon such sale or exchange and the United States Holder's adjusted basis in the medium-term note. Such adjusted basis in the medium-term note generally will equal the cost of the medium-term note, increased by OID, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the medium-term note other than payments of qualified stated interest and by any premium that the United States Holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States Holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss if the medium-term note was held as a capital asset, except as provided under "Market Discount," "Short-Term Notes" and "Original Issue Discount--Floating Rate Notes that are not VRDIs," above. Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note. For non-corporate taxpayers, capital gain realized on the disposition of an asset (including a medium-term note) held for more than one year is taxed at a maximum rate of 20%. Capital gain on the disposition of an asset (including a medium-term note) held for not more than one year is taxed at the rates applicable to ordinary income (i.e., up to 39.6%). The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

NON-UNITED STATES HOLDERS

   PAYMENT OF INTEREST

     Generally, interest income (including OID) of a Non-United States Holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower treaty rate). However, interest paid on a medium-term note by us or our paying agent to a Non-United States Holder will qualify for the "portfolio interest exemption" and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the Non-United States Holder and the Non-United States Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) is not a bank which acquired the medium-term notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, and (iv) either (A) provides to us or our paying agent an IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that certifies as to its status as a Non-United States Holder and provides its name and address, or (B) is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and provides a statement to us or our paying agent under penalties of perjury in which it certifies that an IRS Form W-8 (or a suitable substitute form) has been received by it from the Non-United States Holder or qualifying intermediary and furnishes us or our paying agent with a copy thereof.

     Except to the extent that an applicable treaty otherwise provides, a Non-United States Holder generally will be taxed in the same manner as a United States Holder with respect to interest if the interest income is effectively connected with a United States trade or business of the Non-United States Holder. Effectively connected interest received by a corporate Non-United States Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form 4224 to us or our paying agent.

     The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules with respect to Non-United States Holders. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. In addition, the final regulations will replace a number of current tax certification forms (including IRS Form W-8 and IRS Form 4224, discussed above) with a single, revised IRS Form W-8 (which, in certain circumstances, requires information in addition to that previously required). The final regulations are generally effective for payments made after December 31, 2000, subject to certain transition rules.

   SALE OR EXCHANGE OF NOTES

     A Non-United States Holder of a medium-term note generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale or exchange of the note unless (i) the gain is effectively connected with a United States trade or business of the Non-United States Holder, (ii) in the case of a Non-United States Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met, or (iii) the holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.


BACKUP WITHHOLDING AND INFORMATION REPORTING

   UNITED STATES HOLDERS

     Under section 3406 of the Code and applicable Treasury regulations, a United States Holder of a medium-term note may be subject to backup withholding at the rate of 31% with respect to "reportable payments" unless the holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. "Reportable payments" include (i) dividend payments, (ii) interest payments (including OID), (iii) under some circumstances, principal payments on the medium-term notes, and (iv) certain proceeds of a taxable sale or exchange of the medium-term notes. The payor will be required to deduct and withhold the prescribed amounts if (i) the payee fails to furnish a taxpayer identification number (TIN) to the payor in the manner required by the Code and applicable Treasury regulations, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a "notified payee underreporting" described in section 3406(c) of the Code, or
(iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a)(1)(C) of the Code. In such event, the payor will be required to withhold an amount equal to 31% from any interest payment made with respect to the United States Holder's medium-term notes, any payment to the United States Holder of proceeds of a taxable sale or exchange of the medium-term notes, or any other "reportable payments." Amounts paid as backup withholding do not constitute an additional tax and will be credited against the United States Holder's United States federal income tax liabilities, so long as the required information is provided to the IRS. The payor will report to United States Holders of the medium-term notes and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on the medium-term notes. A United States Holder of medium-term notes who does not provide the payor with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS.

   NON-UNITED STATES HOLDERS

     No backup withholding or information reporting will generally be required with respect to interest on medium-term notes paid to Non-United States Holders if the beneficial owner of the medium-term note provides a statement described above in "Non-United States Holders--Payment of Interest" or the holder is an exempt recipient and, in each case, the payor does not have actual knowledge that the beneficial owner is a U.S. person.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a medium-term note effected outside of the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (iii) is a controlled foreign corporation for United States federal income tax purposes. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i),
(ii) or (iii) of the preceding sentence will not be subject to backup withholding tax but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the medium-term note provides the statement described above in "Non-United States Holders--Payment of Interest" or otherwise establishes an exemption.

     Non-United States Holders of medium-term notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment to a Non-United States Holder under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

     THE FOREGOING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT WITH HIS OR HER TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE MEDIUM-TERM NOTES, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, LOCAL, FOREIGN, OR OTHER JURISDICTION.

                             PLAN OF DISTRIBUTION

GENERAL INFORMATION

     Unless otherwise specified in the applicable pricing supplement, we will sell medium-term notes at 100% of their principal amount.

     We may sell the medium-term notes in and/or outside of the United States using one or more of the following distribution methods:

     o   sales of medium-term notes directly to investors on our own behalf;

     o sales of medium-term notes to one or more underwriters for their own account that will resell the medium-term notes at a fixed public offering price or at varying prices determined at the time of the sale; or

     o sales of medium-term notes through one or more agents that will sell the medium-term notes on our behalf.

The names of, and the compensation paid to, any underwriters or agents will be specified in the applicable pricing supplement. After any initial offering of medium-term notes by underwriters, the offering price (in the case of medium-term notes resold at a fixed offering price), any concession and the discount may be changed.

     We reserve the right to withdraw, cancel or modify any offer to sell medium-term notes at any time without notice.

     The underwriters, if any, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of medium-term notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the distributors of the medium-term notes to reclaim a selling concession from a syndicate member when the medium-term notes originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the medium-term notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

EXISTING DISTRIBUTION AGREEMENT

     We have entered into a distribution agreement dated as of June 16, 1998 with CIBC World Markets Corp. (formerly CIBC Oppenheimer Corp.), Lehman Brothers Inc., Morgan Stanley Dean Witter (formerly Morgan Stanley & Co. Incorporated), PaineWebber Incorporated and Salomon Smith Barney (formerly Salomon Brothers Inc.), as agents. We have appointed Credit Suisse First Boston Corporation, Banc One Capital Markets, Inc. and Chase Securities Inc. as additional agents under the distribution agreement. The agents under the distribution agreement, including the additional agents, are referred to below as the "Named Agents". We can also add additional persons as Named Agents under the distribution agreement. The Named Agents have agreed in the distribution agreement to act as our agents with respect to the sale of the medium-term notes and to use their reasonable best efforts to solicit offers to purchase medium-term notes. We will pay a commission of from 0.125% to 0.750% of the principal amount of each medium-term note, depending on its stated maturity, sold through any Named Agent. We will have the sole right to accept offers to purchase medium-term notes and may reject any offer in whole or in part. Each Named Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase medium-term notes received by the Named Agent. The Named Agents for any issuance of medium-term notes will be specified in the applicable pricing supplement.

     We may also sell medium-term notes to one or more Named Agents, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to one or more broker-dealers acting as principal for purposes of the resale. The medium-term notes may be resold by the applicable Named Agents either (1) at varying prices related to prevailing market prices at the time of resale, as determined by the applicable Named Agents, or (2) if so agreed, at a fixed offering price. Unless otherwise specified in the applicable pricing supplement, if any medium-term note is resold by a Named Agent to any broker-dealer at a discount, the discount will not be in excess of the discount or commission received by the Named Agent from us. In addition, unless otherwise specified in the applicable pricing supplement, any medium-term note purchased by a Named Agent as principal will be purchased at 100% of the principal amount less a percentage equal to the commission which would be applicable to any agency sale of a medium-term note having an identical stated maturity.

     The Named Agents may be deemed to be "underwriters" within the meaning of the Securities Act. We have agreed to indemnify the Named Agents against liabilities specified in the distribution agreement, including liabilities under the Securities Act, or to contribute to payments the Named Agents may be required to make in respect of these liabilities. We have also agreed in the distribution agreement to reimburse the Named Agents for their expenses, including the fees and expenses of counsel to the Named Agents.

     We have been advised by the Named Agents that they may from time to time purchase and sell the medium-term notes in the secondary market. However, they are not obligated to do so. We cannot assure you that there will be a secondary market for the medium-term notes or that there will be liquidity in the secondary market if one does develop. At this time we do not plan to list the medium-term notes on any securities exchange.

     The Named Agents and their affiliates may engage in transactions with, and perform other services for, us in the ordinary course of business. Bank One Trust Company, National Association, which serves as the trustee under the indenture, is an affiliate of Banc One Capital Markets, Inc., which is one of the Named Agents.

     The distribution agreement does not in any way prohibit us from selling the medium-term notes directly to investors on our own behalf, through agents other than the Named Agents or to underwriters other than the Named Agents.

                                  LEGAL MATTERS

     The legality of the medium-term notes will be passed upon for us by Paul J. Leighton, our Vice President and Assistant General Counsel, and for the Named Agents by Chadbourne & Parke LLP. Chadbourne & Parke LLP will rely on the opinion of Mr. Leighton as to matters of Iowa law. Chadbourne & Parke LLP regularly serves as special counsel to us and to our affiliates on various matters. Mr. Leighton is an officer and full-time employee of us.

                                     EXPERTS

     The consolidated balance sheet and consolidated statement of capitalization of us and our subsidiaries as of December 31, 1999, and the related consolidated statements of income, retained earnings and cash flows for the year then ended, and the related financial statement schedule, incorporated by reference in the prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference in the prospectus, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated balance sheet and consolidated statement of capitalization of us and our subsidiaries as of December 31, 1998, and the related consolidated statements of income, retained earnings and cash flows for the two years then ended, and the related financial statement schedule for such periods, incorporated by reference in the prospectus have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their reports, which are included, or incorporated by reference, in our registration statement (No. 333-40766) filed with the Securities and Exchange Commission on July 3, 2000, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 2000 and 1999, June 30, 1999 and September 31, 1999, which is incorporated in the prospectus by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 1999 and September 31, 1999, and incorporated by reference in the prospectus, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" of a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

PROSPECTUS


                            [MIDAMERICAN ENERGY LOGO]

                          MIDAMERICAN ENERGY COMPANY

                              MEDIUM-TERM NOTES
             DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE

                             ----------------------

   MidAmerican Energy Company ("MidAmerican Energy" or the "Company") may offer from time to time, at prices and on terms to be determined at or prior to the time of sale, its unsecured Medium-Term Notes (the "Notes"), having an aggregate initial offering price not to exceed $500,000,000, subject to reduction in the event of sales of certain other securities under the registration statement referred to below of which this Prospectus is a part. Each Note will rank as senior unsecured debt, be registered as to principal and interest, and be denominated in United States dollars.

   Specific terms of the Notes in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus supplement, (as supplemented by any applicable pricing supplement relating thereto, a "Prospectus Supplement"), together with the terms of the offering of the Notes, the initial offering price and the net proceeds to the Company from the sale thereof. The applicable Prospectus Supplement will set forth, among other matters, the following with respect to the particular Notes: the aggregate principal amount, authorized denominations, maturity, rate or method of calculation of interest and dates for payment thereof, and any redemption, prepayment or sinking fund provisions.

                             ----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

   The Company may sell Notes directly to purchasers or through agents designated from time to time by the Company or to or through underwriters or a group of underwriters which may be managed by one or more underwriters. If any agents of the Company or any underwriters are involved in the sale of Notes in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commission or discount will be set forth in the applicable Prospectus Supplement. The net proceeds to the Company from the sale of Notes will be the public offering price of such Notes less such discount, in the case of an offering through an underwriter, or the purchase price of such Notes less such commission, in the case of an offering through an agent, and less, in each case, other expenses of the Company associated with the issuance and distribution of such Notes.

                             ----------------------

                The date of this Prospectus is June 16, 1998.

                            AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered hereby and certain other securities. This Prospectus does not contain all information set forth in the Registration Statement and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Notes offered hereby. Such reports, proxy statements, Registration Statement and exhibits and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by the Company with the Commission have been filed electronically. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission at (http://www.sec.gov). Certain of the Company's securities are listed on the New York Stock Exchange and such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Annual Report of the Company on Form 10-K, as amended, for the year ended December 31, 1997, the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 1998, and Current Reports of the Company on Form 8-K reporting events occurring on May 27, 1998, May 29, 1998, June 9, 1998 and June 16, 1998 are incorporated by reference into this Prospectus. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in the applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

   Copies of the above documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge from the Company, 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50303-0657 (telephone number (515) 242-4300), Attention: Investor Relations.

                                 THE COMPANY
                                   GENERAL

   MidAmerican Energy was formed on July 1, 1995 through the merger (the "Merger") of Iowa-Illinois Gas and Electric Company ("Iowa-Illinois"), Midwest Resources Inc. ("Midwest Resources") and Midwest Power Systems Inc. ("Midwest Power") with and into MidAmerican Energy. MidAmerican Energy is a combination electric and natural gas public utility engaged in the generation, transmission, distribution and sale of electric energy in Illinois, Iowa and South Dakota, and the purchase, distribution, transportation and sale of natural gas in those states and in the state of Nebraska. MidAmerican Energy is a subsidiary of MidAmerican Energy Holdings Company.

   The Company is incorporated in Iowa. Its executive offices are located at 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50303-0657 (telephone number
(515) 242-4300).

                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the unaudited ratios of earnings to fixed charges and ratios of earnings to fixed charges and Cooper Nuclear Station debt service of MidAmerican Energy for each of the years 1993 through 1997 and for the twelve months ended March 31, 1998.

                                                      YEAR ENDED DECEMBER 31,        TWELVE MONTHS
                                               -------------------------------------     ENDED
                                                1993    1994   1995    1996   1997   MARCH 31, 1998
                                               ------ ------  ------ ------  ------  --------------
Ratio of earnings to fixed charges(1) ........  3.4x    3.3x   3.4x    4.1x   3.1x        3.1x
Ratio of earnings to fixed charges and Cooper
 Nuclear Station debt service(2)..............  3.3x    3.2x   3.3x    3.9x   3.0x        3.0x

(1) For purposes of computing the ratios of earnings to fixed charges, "earnings" consist of net income from continuing operations before interest charges and preferred dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also include allowances for borrowed and other funds used during construction. Fixed charges consist of interest charges and the estimated interest component of rentals.
(2) Ratios of earnings to fixed charges and Cooper Nuclear Station debt service have been calculated including obligations of the Company under its long-term power purchase contract with the Nebraska Public Power District relating to Cooper Nuclear Station.

                               USE OF PROCEEDS

   Except as set forth in the Prospectus Supplement for a specific offering of Notes, MidAmerican Energy will use the net proceeds from the sale of the Notes for the repayment of a portion of its outstanding indebtedness. The Company has not yet selected the indebtedness to be repaid with such net proceeds.

                             DESCRIPTION OF NOTES

GENERAL

   The Notes offered hereby will be issued under the Indenture dated as of December 1, 1996, as supplemented from time to time (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The summary contained herein of certain provisions of the Notes is subject to and is qualified in its entirety by reference to the provisions of the Indenture and the forms of Notes (including the definitions of certain terms therein), each of which has been filed as an exhibit to the Registration Statement, to which exhibits reference is hereby made. Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the Indenture. Unless otherwise noted, section references below are to the Indenture.

   The Notes are the only securities that may be issued under the Indenture. The Indenture does not limit the aggregate amount of Notes that may be issued under the Indenture, but the aggregate initial offering price of the Notes that may be issued under this Prospectus is limited to $500,000,000, subject to reduction in the event of sales of certain other securities under the Registration Statement of which this Prospectus is a part. The Notes will be denominated in United States dollars, and payments of principal of, premium, if any, and any interest on the Notes will be made in United States dollars. Currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars. Unless otherwise specified in the applicable Prospectus Supplement, the Notes will have the terms described below.

   The general provisions of the Indenture do not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Notes ("Holders") protection in the event of a highly leveraged or similar transaction involving the Company. However, the general provisions of the Indenture contain certain restrictions on mortgages and liens. See "Restrictions on Secured Debt" below. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of covenants or other provisions providing event risk or similar protection.

   All of the Notes need not be issued at the same time, and may vary as to interest rate, maturity and other provisions. (Section 2.05) The Notes are offered on a continuing basis and will mature on a day from nine months to 30 years from their date of issue, as selected by the initial purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the Holder prior to Stated Maturity (as defined below). See "Redemption and Repayment" below.

   Each Note will be represented by either a global security (a "Book-Entry Note") registered in the name of a nominee of the Depositary or a certificate issued in definitive form (a "Certificated Note"), as specified in the applicable Prospectus Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes only under the limited circumstances described herein. See "Book-Entry System" below. Unless otherwise specified in the applicable Prospectus Supplement, Notes will be issued in denominations of $1,000 and integral multiples thereof. (Section 2.04)

   Payments of interest and principal (and premium, if any) to Beneficial Owners (as defined below under "Book-Entry System") of Book-Entry Notes are expected to be made in accordance with the procedures of the Depositary and its participants in effect from time to time as described below under "Book-Entry System."

   Unless otherwise specified in the applicable Prospectus Supplement, the principal of and any premium and accrued interest on all Notes shall be payable as follows:

   (a) On or before 10:00 a.m., New York City time, of the day on which any payment of principal, accrued interest or premium is due on any Book-Entry Note pursuant to the terms thereof, the Company will deliver to the Trustee immediately available funds sufficient to make such payment. On or before 10:30 a.m., New York City time or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which such payment is due, the Trustee will deposit with the Depositary such funds by wire transfer into the account specified by the Depositary. As a condition to the payment at the Maturity of any part of the principal and any applicable premium of any Book-Entry Note, the Depositary will surrender, or cause to be surrendered, such Book-Entry Note to the Trustee, whereupon a new Book-Entry Note will be issued to the Depositary.

   (b) With respect to any Note that is not a Book-Entry Note, principal, any premium and accrued interest due at the Maturity of such Note will be payable in immediately available funds when due upon presentation and surrender of such Note at the Corporate Trust Office of the Trustee, currently c/o First Chicago Trust Company of New York, 14 Wall Street-8th Floor-Window 2, New York, New York 10005; provided that such Note is presented to the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Accrued interest on (and, in the case of Amortizing Notes, as defined below under "Amortizing Notes", installments of principal
of) any Note that is not a Book-Entry Note (other than accrued interest or such installments payable at Maturity) will be paid by a clearinghouse funds check mailed on the Interest Payment Date; provided, however, that if any Holder of Notes, the aggregate principal amount of which equals or exceeds $10,000,000, provides a written request to the Trustee on or before the applicable Record Date for such Interest Payment Date, accrued interest (and such installments of principal) shall be paid by wire transfer of immediately available funds to a bank within the continental United States or by direct deposit into the account of such Holder if such account is maintained with the Trustee. (Section 2.11)

   Notwithstanding anything in this Prospectus to the contrary, unless otherwise specified in the applicable Prospectus Supplement, if a Note is an Original Issue Discount Note (as defined below under "Original Issue Discount Notes"), the amount payable on such Note in the event the principal amount thereof is declared to be due and payable immediately as described below under "Description of Notes--Events of Default" or in the event of redemption or repayment thereof prior to its Stated Maturity, in lieu of the principal amount due at the Stated Maturity thereof, will be the Amortized Face Amount of such Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note will be the amount equal to (i) the principal amount of such Note multiplied by the Issue Price (as defined below) specified in the applicable Prospectus Supplement plus (ii) the portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the principal amount of such Note that has accreted at the yield to maturity specified in the applicable Prospectus Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment, but in no event will the Amortized Face Amount of an Original Issue Discount Note exceed the principal amount stated in such Note. (Section 1.03)

   Each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of a Zero Coupon Note, or at a variable rate (a "Floating Rate Note") determined by reference to the Commercial Paper Rate, LIBOR, Prime Rate or Treasury Rate or such other interest rate formula (the "Interest Rate Basis") as may be specified in the applicable Prospectus Supplement as adjusted by a Spread and/or Spread Multiplier, if any (as defined herein), applicable to such Notes. The Prospectus Supplement relating to each Note will describe, among other things, the following items: (i) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (ii) the date on which such Note will be issued (the "Original Issue Date"); (iii) the date on which such Note will mature (the "Stated Maturity") and whether the Stated Maturity may be extended by the Company, and if so, the Extension Periods and the Final Maturity Date (each as defined below under "Extension of Maturity");
(iv) whether such Note is a Fixed Rate Note or a Floating Rate Note; (v) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the Interest Payment Date or Dates, if different from those set forth below under "Fixed Rate Notes" and whether such rate may be changed by the Company prior to Stated Maturity; (vi) if such Note is a Floating Rate Note, the Initial Interest Rate, the Interest Rate Basis, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the Spread, if any, the Spread Multiplier, if any (all as defined herein), the maximum interest rate, if any, the minimum interest rate, if any, and any other terms relating to the particular method of calculating the interest rate for such Note, and whether any such Spread and/or Spread Multiplier may be changed by the Company prior to Stated Maturity; (vii) whether such Note is an Original Issue Discount Note, and if so, the yield to maturity; (viii) whether such
Note is an Amortizing Note, and if so, the basis or formula for the amortization of principal and/or interest and the payment dates for such periodic principal payments; (ix) the record date or dates for determining the person entitled to receive payments of interest, principal and premium, if any (a "Record Date"), if other than as set forth below; (x) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity and, if so, the provisions relating to such redemption or repayment; (xi) any sinking fund or other mandatory redemption provisions with respect to such Note; (xii) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (xiii) any other terms of such Note not inconsistent with the provisions of the Indenture.

   Certificated Notes may be presented for payment and for registration of transfer or exchange at the Corporate Trust Office of the Trustee, currently c/o First Chicago Trust Company of New York, 14 Wall Street-8th Floor-Window 2, New York, New York 10005. (Section 6.02)

   All percentages resulting from any calculation with respect to any Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation on any Notes will be rounded to the nearest cent with one-half cent being rounded upward. (Section 2.04)

   As used herein, "Business Day" means, unless otherwise specified in the applicable Prospectus Supplement, any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close and, with respect to Notes as to which LIBOR (as defined below under "Floating Rate Notes--LIBOR Notes") is the applicable Interest Rate Basis is also a London Business Day. As used herein, "London Business Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market. (Section 1.03)

RESTRICTIONS ON SECURED DEBT

   The Notes will constitute unsecured and unsubordinated indebtedness of the Company, and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness, but will rank junior to the first mortgage bonds of the Company ("First Mortgage Bonds") which were issued under the Indenture of Mortgage and Deed of Trust, dated as of March 1, 1947, from Iowa-Illinois to Harris Trust and Savings Bank and Lynn Lloyd (C. Potter, successor individual trustee), as trustees, and indentures supplemental thereto ("Iowa-Illinois Bond Indenture"), or under the General Mortgage Indenture and Deed of Trust, dated as of January 1, 1993, between Midwest Power and Morgan Guaranty Trust Company of New York, trustee (Harris Trust and Savings Bank, successor trustee), and indentures supplemental thereto ("Midwest Power Bond Indenture").

   The Iowa-Illinois Bond Indenture constitutes a first mortgage lien (subject to permissible encumbrances) on all of the electric generating, transmission and distribution property, and all of the gas distribution property, which was owned by Iowa-Illinois at the time of the Merger, and properties thereafter acquired by the Company which are an integral part of, or essential to the use or operation of, properties which were subject to the lien of the Iowa-Illinois Bond Indenture at the time of the Merger. The Midwest Power Bond Indenture constitutes a first mortgage lien (subject to permissible encumbrances) on all of the electric generating, transmission and distribution property of the Company within the State of Iowa which was owned by Midwest Power at the time of the Merger, and properties thereafter acquired by the Company which are an integral part of, or essential to the use or operation of, properties which were subject to the lien of the Midwest Power Bond Indenture at the time of the Merger. No gas distribution property or property located outside the State of Iowa which was owned by Midwest Power at the time of the Merger is currently subject to the lien of the Midwest Power Bond Indenture. However, the Company has the right to subject such exempted properties to the lien of the Midwest Power Bond Indenture at any time or times. As a result of the Merger, the Company has the right to issue First Mortgage Bonds under either the Iowa-Illinois Bond Indenture or the Midwest Power Bond Indenture, but after the Company has issued First Mortgage Bonds under one such Bond Indenture, it may not issue First Mortgage Bonds under the other such Bond Indenture.

   The Company has covenanted in the Indenture that while any of the Notes are outstanding, it will not (i) issue any additional First Mortgage Bonds, or (ii) subject to the lien of the Iowa-Illinois Bond Indenture or the lien of the Midwest Power Bond Indenture any property which is exempt from such liens, unless in each case the Company concurrently issues to the Trustee under the Indenture, a First Mortgage Bond or Bonds in the same aggregate principal amount and having the same interest rate or rates, maturity date or dates, redemption provisions and other terms as the Notes then outstanding and thereby give to the holders of all outstanding Notes the benefit of the security of such First Mortgage Bond or Bonds. (Section 4.01) At such time as the Trustee under the Indenture is the only holder of First Mortgage Bonds outstanding under the Iowa-Illinois Bond Indenture or the Midwest Power Bond Indenture, the Trustee will surrender such First Mortgage Bonds to the Company for cancellation and such Bond Indenture will be discharged and defeased. (Section 4.07).

   In addition, the Company has covenanted in the Indenture that neither the Company nor a Subsidiary will create or assume, except in favor of the Company or a Wholly-Owned Subsidiary (as defined below under "Certain Definitions"), any mortgage, pledge, or other lien or encumbrance upon any Principal Facility (as defined below under "Certain Definitions") or any stock of any Regulated Subsidiary (as defined below under "Certain Definitions") or indebtedness of any Subsidiary to the Company or any other Subsidiary whether now owned or hereafter acquired without equally and ratably securing the outstanding Notes. This limitation will not apply to the lien of the Iowa-Illinois Bond Indenture, the lien of the Midwest Power Bond Indenture or certain permitted encumbrances described in the Indenture, including (a) purchase money mortgages entered into within specified time limits; (b) liens extending, renewing or refunding any liens permitted by clause (a) of this covenant; (c) liens existing on acquired property; (d) certain tax, materialmen's, mechanics' and judgment liens, certain liens arising by operation of law and certain other similar liens; (e) certain mortgages, pledges, liens or encumbrances in favor of any state or local government or governmental agency in connection with certain tax-exempt financings; (f) liens to secure the cost of construction or improvement of any property entered into within specified time limits; and (g) mortgages, pledges, liens and encumbrances not otherwise permitted if the sum of the indebtedness thereby secured does not exceed the greater of $100,000,000 or 10% of Common Shareholders' Equity (as defined below under "Certain Definitions"). (Section 6.06)

INTEREST AND INTEREST RATES

   Unless otherwise specified in the applicable Prospectus Supplement, each Note (other than a Zero Coupon Note), will bear interest from and including its Original Issue Date or from and including the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at a fixed rate per annum or at a rate per annum determined pursuant to an Interest Rate Basis, stated therein and in the applicable Prospectus Supplement, that may be adjusted by a Spread and/or Spread Multiplier, until Maturity and the principal thereof is paid or made available for payment. Unless otherwise specified in the applicable Prospectus Supplement, interest will be payable on each Interest Payment Date and at Maturity. "Maturity" means the date on which the principal of a Note or an installment of principal becomes due and payable in accordance with its terms and the terms of the Indenture, whether at Stated Maturity, upon acceleration, redemption, repayment or otherwise. Interest (other than defaulted interest which may be paid to the Holder on a special record date) will be payable to the Holder at the close of business on the Record Date next preceding an Interest Payment Date; provided, however, that the first payment of interest on any Note originally issued between a Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the Holder on such next succeeding Record Date and interest payable on the Maturity date, including, if applicable, upon redemption, shall be payable to the person to whom principal is payable.

   Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Unless otherwise specified in the applicable Prospectus Supplement, the Interest Payment Dates and the Record Dates for Fixed Rate Notes will be as described below under "Fixed Rate Notes." The Interest Payment Dates for Floating Rate Notes will be as specified in the applicable Prospectus Supplement, and unless otherwise specified in the applicable Prospectus Supplement, each Record Date for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) preceding each Interest Payment Date.

   Each Note (other than a Zero Coupon Note) will bear interest at either (a) a fixed rate or (b) a floating rate determined by reference to an Interest Rate Basis which may be adjusted by a Spread and/or Spread Multiplier; provided that the interest rate in effect for the ten days immediately prior to Stated Maturity will be the interest rate in effect on the tenth day preceding such Stated Maturity. Any Floating Rate Note may also have either or both of the following: (i) a maximum interest rate, or ceiling, on the rate of interest which may accrue during any interest period, and (ii) a minimum interest rate, or floor, on the rate of interest which may accrue during any interest period. The applicable Prospectus Supplement relating to each Note will designate either a fixed rate of interest per annum on the applicable Fixed Rate Note or one or more of the following Interest Rate Bases as applicable to the relevant Floating Rate Note: (a) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note,"
(b) LIBOR, in which case such Note will be a "LIBOR Note," (c) the Prime Rate, in which case such Note will be a "Prime Rate Note," (d) the Treasury Rate, in which case such Note will be a "Treasury Rate Note," or (e) such other Interest Rate Basis or formula as may be specified in such Prospectus Supplement.

   Notwithstanding the determination of the interest rate as provided below, the interest rate on the Notes for any interest period shall not be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified in the applicable Prospectus Supplement. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as the same may be modified by United States federal law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

FIXED RATE NOTES

   Unless otherwise specified in the applicable Prospectus Supplement, each Fixed Rate Note (other than a Zero Coupon Note) will accrue interest from and including its Original Issue Date at the annual rate stated on the face thereof, as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, payments of interest on any Fixed Rate Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Fixed Rate Notes may bear one or more annual rates of interest during the periods or under the circumstances specified therein and in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

   Unless otherwise specified in the applicable Prospectus Supplement, the Interest Payment Dates for Fixed Rate Notes, including Fixed Rate Amortizing Notes, will be semi-annually on each January 15 and July 15 and the Record Dates will be each January 1 and July 1 (whether or not a Business Day) and the Stated Maturity. In the case of Fixed Rate Amortizing Notes, Interest Payment Dates may be quarterly on each January 15, April 15, July 15 and October 15 if specified in the applicable Prospectus Supplement, and the Record Dates will be each January 1, April 1, July 1 and October 1 (whether or not a Business

Day) next preceding each such Interest Payment Date. If the Interest Payment Date or Maturity for any Fixed Rate Note is not a Business Day, all payments to be made on such day with respect to such Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

FLOATING RATE NOTES

   The interest rate on each Floating Rate Note will be equal to the interest rate calculated by reference to the specified Interest Rate Basis (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Prospectus Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage of the Interest Rate Basis (adjusted for any Spread) specified in the applicable Prospectus Supplement as being applicable to such Note. The applicable Prospectus Supplement will specify the Interest Rate Basis and the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate, if any, applicable to each Floating Rate Note. In addition, such Prospectus Supplement will contain particulars as to the Calculation Agent (unless otherwise specified in the applicable Prospectus Supplement, The First National Bank of Chicago (in such capacity, the "Calculation Agent")), Index Maturity, Original Issue Date, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date specified in the applicable Prospectus Supplement (the "Initial Interest Rate"), Interest Determination Dates, Interest Payment Dates, Record Dates, and Interest Reset Dates with respect to such Note.

   Except as provided below or in the applicable Prospectus Supplement, the Interest Payment Dates for Floating Rate Notes, including Floating Rate Amortizing Notes, will be (i) in the case of Floating Rate Notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified on the face thereof and in the applicable Prospectus Supplement; (ii) in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year as specified on the face thereof and in the applicable Prospectus Supplement; (iii) in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year, as specified on the face thereof and in the applicable Prospectus Supplement; and (iv) in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year, as specified on the face thereof and in the applicable Prospectus Supplement and, in each case, at Maturity. If any Interest Payment Date, other than Maturity, for any Floating Rate Note is not a Business Day for such Floating Rate Note, such Interest Payment Date will be postponed to the next day that is a Business Day for such Floating Rate Note, except that, in the case of a LIBOR Note, if such Business Day for such Floating Rate Note is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding London Business Day. If the Maturity for any Floating Rate Note falls on a day that is not a Business Day, all payments to be made on such day with respect to such Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

   The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day for such Floating Rate Note; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third Wednesday of each of two months of each year, as specified in the applicable Prospectus Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Prospectus Supplement; provided, however, that the interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as specified in the applicable Prospectus Supplement). If any Interest Reset Date for any Floating Rate Note is not a Business Day for such Floating Rate Note, such Interest Reset Date will be postponed to the next day that is a Business Day for such Floating Rate Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding London Business Day. Each adjusted rate will be applicable on and after the Interest Reset Date to which it relates to but excluding the next succeeding Interest Reset Date or until Maturity.

   The interest rate for each Interest Reset Period will be the rate determined by the Calculation Agent on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Interest Reset Period. Unless otherwise specified in the applicable Prospectus Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for (a) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date") or (b) a Prime Rate Note (the "Prime Interest Determination Date") will be the second Business Day immediately preceding such Interest Reset Date. Unless otherwise specified in the applicable Prospectus Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day immediately preceding such Interest Reset Date. Unless otherwise specified in the applicable Prospectus Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date falls on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date will instead be the first Business Day immediately following such auction date. Unless otherwise specified in the applicable Prospectus Supplement, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Business Day, the next day that is a Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

   "Index Maturity" means, with respect to a Floating Rate Note, the period to Stated Maturity of the instrument or obligation on which the interest rate formula of such Floating Rate Note is calculated, as specified in the applicable Prospectus Supplement.

   Unless otherwise specified in the applicable Prospectus Supplement, each Floating Rate Note will accrue interest from and including its Original Issue Date at the rate determined as provided in such Note and as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, payments of interest on any Floating Rate Note with respect to any Interest Payment Date will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the Interest Payment Date or Maturity. With respect to Floating Rate Notes, accrued interest is calculated by multiplying the face amount of a Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the Original Issue Date, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day (unless otherwise specified) is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes and Prime Rate Notes or by the actual number of days in the year, in the case of Treasury Rate Notes.

   The Calculation Agent will calculate the interest rate on the Floating Rate Notes, as provided below. The Trustee will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect and, if then determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date (defined below) with respect to such Note. For purposes of calculating the rate of interest payable on Floating Rate Notes, the Company has entered into or will enter into an agreement with the Calculation Agent. The Calculation Agent's determination of any interest rate shall be final and binding in the absence of manifest error.

 Commercial Paper Rate Notes

   Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Prospectus Supplement.

   Unless otherwise specified in the applicable Prospectus Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Commercial Paper Interest Determination Date.

   "Money Market Yield" will be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

                                     D x 360
              Money Market Yield = ------------ x 100
                                   360 -(D x M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

 LIBOR Notes

   Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Note and in the applicable Prospectus Supplement.

   Unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" means, with respect to any LIBOR Interest Determination Date, the rate determined by the Calculation Agent in accordance with the following provisions:

   (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the Note and the applicable Prospectus Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in United States dollars having the Index Maturity specified in the Note and the applicable Prospectus Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified in the Note and the applicable Prospectus Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the Note and the applicable Prospectus Supplement, the rate for deposits in United States dollars having the Index Maturity specified in the Note and the applicable Prospectus Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on the Designated LIBOR Page specified in the Note and the applicable Prospectus Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, whichever may be applicable, LIBOR with respect to such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

   (ii) With respect to any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered rate quotation for deposits in United States dollars for the period of the Index Maturity specified in the Note and the applicable Prospectus Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. New York City Time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States Dollars to leading European banks, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date having the Index Maturity specified in the Note and the applicable Prospectus Supplement in a principal amount that is representative for a single transaction in such United States dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect immediately prior to such LIBOR Interest Determination Date.

   "Designated LIBOR Page" means either (a) the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for United States Dollars (if "LIBOR Reuters" is specified in the Note and the applicable Prospectus Supplement), or (b) the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for United States dollars (if "LIBOR Telerate" is specified in the Note and the applicable Prospectus Supplement). If neither LIBOR Reuters nor LIBOR Telerate is specified in the Note and the applicable Prospectus Supplement, LIBOR for United States dollars will be determined as if LIBOR Telerate (and page 3750) had been chosen.

 Prime Rate Notes

   Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any) specified in the Prime Rate Note and in the applicable Prospectus
Supplement.

   Unless otherwise specified in the applicable Prospectus Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate on such date as published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as such bank's prime rate or base lending rate as in effect with respect to such Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 with respect to such Prime Interest Determination Date, the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two quotations are provided, the Prime Rate with respect to such Prime Interest Determination Date will be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the appropriate number of substitute banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect immediately prior to such Prime Interest Determination Date.

   "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page which may replace the USPRIME1 page on the service for the purpose of displaying the prime rate or base lending rate of major banks).

 Treasury Rate Notes

   Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Note and in the applicable Prospectus Supplement.

   Unless otherwise specified in the applicable Prospectus Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate resulting from the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate is published in H.15(519) under the heading, "Treasury bills-auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the average auction rate on such Treasury Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the specified Index Maturity are not reported as provided above by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, or if no such auction is held in a particular week, then the Treasury Rate with respect to such Treasury Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable Prospectus Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect immediately prior to such Treasury Interest Determination Date.

ORIGINAL ISSUE DISCOUNT NOTES

   The Company may from time to time offer Original Issue Discount Notes. The Prospectus Supplement applicable to certain Original Issue Discount Notes may provide that Holders of such Notes will not receive periodic payments of interest. For purposes of determining whether Holders of the requisite principal amount of Notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Original Issue Discount Notes shall be deemed to be the amount of the principal that would be due and payable upon declaration of acceleration of the Stated Maturity thereof as of the date of such determination. See "General."

   "Original Issue Discount Note" means (i) a Note that has a "stated redemption price at maturity" that exceeds its "issue price" (each as defined for United States federal income tax purposes) by at least 0.25% of its stated redemption price at maturity multiplied by the number of complete years from the Original Issue Date to the Stated Maturity for such Note (or, in the case of a Note that provides for payment of any amount other than the "qualified stated interest" (as so defined) prior to maturity, the weighted average maturity of the Note) and (ii) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

AMORTIZING NOTES

   The Company may from time to time offer Notes for which payments of principal and interest are made in installments over the life of the Note ("Amortizing Notes"). Interest on each Amortizing Note will be computed as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to an Amortizing Note will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information with respect to each Amortizing Note will be attached to such Note and to the applicable Prospectus Supplement and will be available, upon request, to subsequent Holders.

RESET NOTES

   The Prospectus Supplement relating to each Note will indicate whether the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note (in each case, a "Reset Note"), and, if so, (i) the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Interest Reset Date") and (ii) the formula, if any, for such resetting.

   The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date for such Note. If the Company so notifies the Trustee of such exercise, the Trustee will send not later than 40 calendar days prior to such Optional Interest Reset Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of such Note a notice (the "Reset Notice") indicating
(i) that the Company has elected to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption of such Note during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

   Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice will be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Interest Reset Date to a higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, whether or not tendered for repayment as provided in the next paragraph.

   If the Company elects prior to an Optional Interest Reset Date to reset the interest rate or the Spread and/or Spread Multiplier of a Note, the Holder of such Note will have the option to elect repayment of such Note, in whole but not in part, by the Company on such Optional Interest Reset Date at a price equal to the principal amount thereof plus accrued and unpaid interest to but excluding such Optional Interest Reset Date. In order for a Note to be so repaid on an Optional Interest Reset Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. A Holder who has tendered a Note for repayment following receipt of a Reset Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

EXTENSION OF MATURITY

   The Prospectus Supplement relating to each Note will indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods of from one to five whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") specified in such Prospectus Supplement.

   The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of such Note (including, if such Stated Maturity has previously been extended, the Stated Maturity as previously extended) in effect prior to the exercise of such option (the "Pre-Exercise Stated Maturity Date"). If the Company so notifies the Trustee of such exercise, the Trustee will send not later than 40 calendar days prior to the Pre-Exercise Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of such Note a notice (the "Extension Notice") relating to such Extension Period, indicating (i) that the Company has elected to extend the Stated Maturity of such Note, (ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to such Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption of such Note during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the sending by the Trustee of an Extension Notice to the Holder of a Note, the Stated Maturity of such Note will be extended automatically, and, except as modified by the Extension Notice and as described in the next two paragraphs, such Note will have the same terms as prior to the sending of such Extension Notice.

   Notwithstanding the foregoing, not later than 20 calendar days prior to the Pre-Exercise Stated Maturity Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice will be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

   If the Company extends the Stated Maturity of a Note (including, if such Stated Maturity has previously been extended, the Stated Maturity as previously extended), the Holder of such Note will have the option to elect repayment of such Note, in whole but not in part, by the Company on the Pre-Exercise Stated Maturity Date (including the last day of the then current Extension Period) at a price equal to the principal amount thereof plus accrued and unpaid interest to but excluding such date. In order for a Note to be so repaid on the Original Stated Maturity Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date. A Holder who has tendered a Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date.

RENEWABLE NOTES

   The applicable Prospectus Supplement will indicate whether a Note (other than an Amortizing Note) will mature at its Pre-Exercise Stated Maturity Date unless the term of all or any portion of any such Note is renewed by the Holder in accordance with the procedures described in such Prospectus Supplement.

COMBINATION OF PROVISIONS

   If so specified in the applicable Prospectus Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Reset Notes," "Extension of Maturity" and "Renewable Notes."

REDEMPTION AND REPAYMENT

   Unless otherwise specified in the applicable Prospectus Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity thereof only if an Initial Redemption Date is specified in the applicable Prospectus Supplement ("Initial Redemption Date"). If so specified, the Notes will be subject to redemption at the option of the Company on the date or dates and at the prices specified in such Prospectus Supplement. The selection of Notes or portions thereof to be redeemed prior to their Stated Maturity shall be in the sole discretion of the Company. Each Note which by its terms is redeemable prior to its Stated Maturity may be redeemed by the Company in whole or in part without also redeeming any other Note which is redeemable prior to its Stated Maturity. The Company may exercise any such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 calendar days prior to the date of redemption in accordance with the provisions of the Indenture. In the event of redemption of a Note in part only, such Note will be cancelled and a new Note or Notes representing the unredeemed portion thereof will be issued in the name of the Holder thereof. (Section 3.02)

   Unless otherwise specified in the applicable Prospectus Supplement, a Note will not be repayable prior to Stated Maturity at the option of the Holder. If so specified, a Note will be repayable at the option of the Holder, in whole or in part, on a date or dates prior to Stated Maturity and at a price or prices specified in the applicable Prospectus Supplement, plus accrued and unpaid interest to but excluding the date of repayment.

   In order for a Note that is repayable at the option of the Holder to be repaid prior to Stated Maturity, the Trustee must receive at least 30 but not more than 45 calendar days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" set forth in the Note duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect

Repayment" set forth in the Note duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter and such Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option by the Holder of a Note will be irrevocable, except that a Holder who has tendered a Note for repayment may revoke such tender for repayment by written notice to the Paying Agent received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the repayment date. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment such Note will be cancelled and a new Note or Notes for the remaining principal amount thereof will be issued in the name of the Holder thereof.

   While any Book-Entry Note is represented by one or more global Notes (each, a "Global Note") held by or on behalf of the Depositary, and registered in the name of the Depositary or its nominee, any such option for repayment may be exercised by the applicable Participant (as defined below under "Book-Entry System") that has an account with the Depositary, on behalf of a Beneficial Owner of the Global Note or Notes representing such Book-Entry Notes, by delivering a written notice substantially similar to the above-mentioned form duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to the date of repayment. Notices of election from Participants on behalf of Beneficial Owners of the Global Note or Notes representing such Book-Entry Notes to exercise their option to have such Book-Entry Notes repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the Beneficial Owner of the Global Note or Notes representing such Book-Entry Notes must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners of the Global Note or Notes representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signatures guaranteed) and will be irrevocable. In addition, Beneficial Owners of the Global Note or Notes representing Book-Entry Notes shall effect delivery at the time such notices of election are given to the Depositary by causing the applicable Participant to transfer such Beneficial Owner's interest in the Global Note or Notes representing such Book-Entry Notes, on the Depositary's records, to the Trustee. See "Book-Entry System." (Section 3.04)

   If applicable, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws or regulations in connection with any such repayment.

REPURCHASE

   The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

OTHER PROVISIONS

   Any provisions with respect to the determination of an Interest Rate Basis, the specifications of an Interest Rate Basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified on the face of such Note, or in an annex relating thereto if so specified on the face thereof, and/or in the applicable Prospectus Supplement.

BOOK-ENTRY SYSTEM

   DTC will act as securities depositary for the Book-Entry Notes. The Book-Entry Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Global Note will be issued for each issue of the Notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds the maximum principal amount (if any) permitted by DTC, one Global Note will be issued with respect to such maximum principal amount and an additional Global Note will be issued with respect to any remaining principal amount of such issue.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Book-Entry Notes under DTC's system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Notes on DTC's records. The ownership interest of each actual purchaser of each Book-Entry Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of such transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into such transaction. Transfers of ownership interests in the Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry Notes, except in the event that use of the book-entry system for one or more Book-Entry Notes is discontinued.

   To facilitate subsequent transfers, all Global Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Global Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Redemption notices for Book-Entry Notes shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

   Neither DTC nor Cede & Co. will consent or vote with respect to Book-Entry Notes. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the issuer as soon as possible after the Record Date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the Record Date (identified in a listing attached to the Omnibus Proxy).

   Principal and interest payments on the Book-Entry Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants and not of DTC, the paying agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the paying agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

   A Beneficial Owner must give notice to elect to have its Book-Entry Notes purchased or tendered, through its Participant, to the paying agent, and must effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Book-Entry Notes, on DTC's records, to the paying agent. The requirement for physical delivery of Book-Entry Notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Book-Entry Notes are transferred by Direct Participants on DTC's records.

   If DTC is at any time unwilling or unable to continue as depositary or if DTC ceases to be a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days, or if any Notes are represented by a Global Note at a time when an Event of Default with respect to the Notes shall have occurred and be continuing, the Company will issue individual Certificated Notes in exchange for Book-Entry Notes represented by Global Notes. In addition, the Company may at any time, and in its sole discretion, determine that one or more Book-Entry Notes will no longer be represented by one or more Global Notes and, in such event, will issue individual Certificated Notes in exchange for Book-Entry Notes represented by such Global Notes.

   The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor Notes depositary). In that event, Certificated Notes will be printed and delivered in exchange for the Book-Entry Notes represented by the Global Notes held by DTC.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof. So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as provided above, owners of beneficial interests in a Global Note will not be entitled to have the Note represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such Note in certificated form and will not be considered the owners or Holders thereof under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Note.

   None of the Company, the agent, the Trustee, any paying agent or the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.12)

EXCHANGE, REGISTRATION AND TRANSFER

   Notes will be exchangeable for registered Notes of like aggregate principal amount and of like Stated Maturity (as defined below under "Certain Definitions") and with like terms and conditions. Upon surrender for registration of transfer of any Note at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new registered Notes of the like aggregate principal amount of such denominations as are authorized for Notes of a like Stated Maturity and with like terms and conditions. No service charge will be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

   The Company shall not be required (i) to register, transfer or exchange Notes during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Notes of a like Stated Maturity and with like terms and conditions selected for redemption and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (Section 3.05)

EVENTS OF DEFAULT

   Under the Indenture, "Event of Default" with respect to any Note means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; (2) default in the payment of the principal of (and premium, if any, on) any Note at its Maturity; (3) default in the performance or breach of any covenant or warranty in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default or breach and requiring it to be remedied; (4) default (i) in the payment of any principal of or interest on any Indebtedness of the Company or any Subsidiary of the Company (other than Notes), aggregating more than $10,000,000 in principal amount, when due after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any Indebtedness of the Company or any Subsidiary of the Company (other than Notes) in excess of $10,000,000 principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default or defaults; (5) the entry against the Company or any Subsidiary of the Company of one or more judgments, decrees or orders by a court from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10,000,000, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution; (6) certain events of bankruptcy, insolvency or reorganization with respect to the Company; or (7) any other Event of Default with respect to the subject Note described in the applicable Prospectus Supplement. (Section 8.01)

   The Indenture requires the Company to file with the Trustee, annually, an officer's certificate as to the Company's compliance with all conditions and covenants under the Indenture. (Section 6.04) The Indenture provides that the Trustee may withhold notice to the Holders of Notes of any default (except payment defaults on any Note) if it determines that the withholding of such notice is in the interest of the Holders of such Notes. (Section 8.12)

   If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing, then in every case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount (or, if any Notes are Original Issue Discount Notes, the Amortized Face Amount) of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or Amortized Face Amount) shall become immediately due and payable. Upon payment of such amount in United States dollars, all obligations of the Company in respect of the payment of principal of the Notes shall terminate (except as otherwise provided in the Indenture or the Prospectus Supplement). (Section 8.02)

   Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default with respect to the Notes shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 9.03) The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, or exercising any trust or power conferred on the Trustee with respect to the Notes, unless the Trustee determines that the proceeding or action so directed may not lawfully be taken, would involve the Trustee in personal liability or would be unduly prejudicial to other Holders of Notes. (Section 8.11)

   At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the Trustee a sum in United States dollars sufficient to pay (A) all overdue installments of interest on all Notes, (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes; (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Note at the rate borne by such Note, and (D) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (2) all Events of Default with respect to the Notes, other than the nonpayment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission and waiver will affect any subsequent default or impair any right consequent thereon. (Section 8.02)

MERGER OR CONSOLIDATION

   The Indenture provides that the Company may not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, (1) unless the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "successor corporation") is a corporation organized and existing under the laws of the United States or any State or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all Notes and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; (2) unless immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not otherwise be permitted by the Indenture without making effective provision whereby the Notes then outstanding and any other indebtedness of the Company then entitled thereto will be equally and ratably secured with any and all indebtedness and obligations secured thereby, the Company or such successor corporation or Person, as the case may be, will take such steps as will be necessary effectively to secure all Notes equally and ratably with (or prior to) all indebtedness secured thereby; and (4) unless the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 12.01)

MODIFICATION OR WAIVER

   Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into a supplemental indenture for any of the following purposes: (1) to make such provision in regard to matters or questions arising under the Indenture as may be necessary or desirable and not inconsistent with the Indenture or for the purpose of supplying any omission, curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision; provided that such provisions may not adversely affect the interests of Holders of outstanding Notes created prior to the execution of such supplemental indenture in any material respect; (2) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Note created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; (3) to secure the Notes; (4) to establish the form of Notes as permitted by the Indenture or to establish or reflect any terms of any Note determined in accordance with the Indenture; (5) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; (6) to grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority; (7) to permit the Trustee to comply with any duties imposed upon it by law; (8) to specify further the duties and responsibilities of, and to define further the relationships among, the Trustee, any Authenticating Agent and any paying agent; (9) to add to the covenants of the Company for the benefit of the Holders of all or any Notes (and if such covenants are to be for the benefit of less than all Notes, stating that such covenants are expressly being included solely for the benefit of such Notes), or to surrender a right or power conferred on the Company in the Indenture; and (10) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all Notes, stating that such Events of Default are expressly being included for the benefit of such Notes). (Section 13.01)

   With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding that would be affected by the particular supplemental indenture, the Company and the Trustee, may at any time and from time to time, enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Notes; provided, however, that no such supplemental indenture may (i) change the Stated Maturity of any Note; or reduce the rate of interest on any Note; or change the method of calculating interest, or any term used in the calculation of interest or the period for which interest is payable, on any Floating Rate Note; or reduce the principal amount of any Note or any premium thereon, or reduce the amount of the principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the Maturity thereof, or adversely affect the right of repayment or renewal, if any, at the option of the Holder; or change the currency of payment of any Note; or change the date on which any Note may be redeemed; or adversely affect the rights of any Holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any Note; in each case without the consent of the Holder of each Note then outstanding that would be affected thereby, including Notes for which an offer to purchase has been accepted by the Company, or (ii) reduce the aforesaid percentage of the principal amount of Notes, the Holders of which are required to consent to any such supplemental indenture, or the percentage in aggregate principal amount of the Notes then outstanding, the consent of the Holders of which is required for any waiver of certain past defaults or Events of Default hereunder or the consequences thereof, in each case without the consent of the Holders of all of the Notes then outstanding. (Section 13.02)

   Prior to any declaration accelerating the Maturity of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all the Notes waive any past default or Event of Default under the Indenture and its consequences, except a default (1) in the payment of the principal of or any premium or interest on any Note, or (2) in respect of a covenant or provision hereof which pursuant to the second paragraph under "Modification or Waiver" cannot be modified or amended without the consent of the Holder of each Note then outstanding that would be affected thereby. Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of the Indenture and the Notes, but no such waiver will extend to any subsequent or other default or Event of Default or impair any right consequent thereon. (Section 8.11)

   The Company may omit in any particular instance to comply with the covenants in the Indenture described above under "Restrictions on Secured Debt" (and if so specified in the applicable Prospectus

Supplement, any covenant not set forth in the Indenture but specified in such Prospectus Supplement to be applicable to any Note, except as otherwise provided in such Prospectus Supplement), if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Notes then outstanding either waive such compliance in such instance or generally waive compliance with such covenants, but no such waiver may extend to or affect any covenant except to the extent expressly so waived, and, until such waiver becomes effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant will remain in full force and effect. (Section 6.07)

DISCHARGE OF INDENTURE

   The Indenture may be discharged, subject to certain terms and conditions, when (1) either (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee, and the Company, in the case of (i), (ii) or (iii) of this subclause
(B), has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in United States dollars, U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of United States dollars, or a combination of United States dollars and U.S. Government Obligations, sufficient to pay and discharge the entire indebtedness on such Notes for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under any applicable federal or state bankruptcy, insolvency or other similar law is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the obligations of the Company under the Indenture with respect to such Notes will not be deemed terminated or discharged; (2) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent therein provided for relating to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with; and (4) the Company has delivered to the Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge. (Section 5.01)

PAYMENT AND PAYING AGENTS

   So long as any of the Notes remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be presented for registration of transfer and for exchange as in the Indenture provided, and where, at any time when the Company is obligated to make a payment upon Notes (other than a payment which it is permitted to make by check), the Notes may be presented for payment, and will maintain at any such office or agency and at its principal office an office or agency where notices and demands to or upon the Company in respect of the Notes or of the Indenture may be served; provided that the Company may maintain at its principal executive offices, one or more other offices or agencies for any or all of the foregoing purposes. The Company has appointed the Trustee as agent of the Company for the foregoing purposes. (Section 6.02)

REGARDING THE TRUSTEE

   The First National Bank of Chicago is one of a number of banks with which the Company maintains ordinary banking relationships and from which the Company has obtained credit facilities and lines of credit, and acts as the trustee under an indenture under which subordinated debentures of the Company may be or become outstanding.

CERTAIN DEFINITIONS

   Set forth below is a summary of certain defined terms as used in the Indenture. Reference is made to Article One of the Indenture for the full definition of all such terms.

   "Common Shareholders' Equity," at any time, means the total common shareholders' equity of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recently completed fiscal quarter of the Company for which financial information is then available.

   "Holder" means the person in whose name a Registered Note is registered in the Note register.

   "Indebtedness" means with respect to any person (i) any liability of such person (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding trade payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles; (ii) any liability of others described in the preceding clause (i) that such person has guaranteed, that is recourse to such person or that is otherwise its legal liability; and
(iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and
(ii) above.

   "Maturity" when used with respect to any Note means the date on which the principal of the Note or an installment of principal becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise.

   "Outstanding" when used with respect to Notes, means, as of the date of determination, all the Notes theretofore authenticated and delivered under the Indenture, except as provided in such Indenture.

   "Principal Facility" means the real property, fixtures, machinery and equipment relating to any facility owned by the Company or any Subsidiary (which may include a network of electric or gas distribution facilities or a network of electric or gas transmissions facilities), except any facility that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

   "Regulated Subsidiary" means any Subsidiary which owns or operates facilities used for the generation, transmission or distribution of electric energy and is subject to the jurisdiction of any governmental authority of the United States or any state or political subdivision thereof, as to any of its: rates; services; accounts; issuances of securities; affiliate transactions; or construction, acquisition or sale of any such facilities, except that any "exempt wholesale generator", "qualifying facility", "foreign utility company", and "power marketer", each as defined in the Indenture, shall not be a Regulated Subsidiary.

   "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries thereof, or by the Company and one or more Subsidiaries.

   "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or
(ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

   "Wholly-Owned Subsidiary" means a Subsidiary of which all of the outstanding voting stock (other than directors' qualifying shares) is at the time, directly or indirectly, owned by the Company, or by one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries.

                UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following summary describes the principal United States federal income tax consequences of the purchase, ownership and disposition of Notes to beneficial owners ("holders") of Notes purchasing Notes at their original issuance. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), legislative history, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Any such change may apply retroactively.

   This summary discusses only the principal United States federal income tax consequences to those holders holding Notes as capital assets within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules (including pension plans and other tax-exempt investors, banks, thrifts, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities, currencies and persons so treated for federal income tax purposes, persons whose functional currency (as defined in Section 985 of the Code) is other than the United States dollar, and persons who hold Notes as part of a straddle, hedging or conversion transaction). This summary also assumes that a taxpayer obtains any necessary consent of the Internal Revenue Service ("IRS") before changing a method of accounting.

   Persons considering the purchase of Notes should consult their tax advisors with regard to the application of United States federal income tax laws to their particular situations as well as any tax consequences to them arising under the laws of any state, local or foreign taxing jurisdiction. State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in Notes.

   As used herein, the term "United States Holder" means a beneficial owner of a Note who or which is, for United States federal income tax purposes, either (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust described in Section 7701(a)(30) of the Code. The term also includes certain holders who are former citizens of the United States whose income and gain from the Notes will be subject to United States taxation.

TAXATION OF INTEREST

   The taxation of interest on a Note depends on whether it constitutes "qualified stated interest" (as defined below). Interest on a Note that constitutes qualified stated interest is includible in a United States Holder's income as ordinary interest income when actually or constructively received, if such Holder uses the cash method of accounting for federal income tax purposes, or when accrued, if such Holder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States Holder's income under the rules described below under "Original Issue Discount," regardless of such Holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a Note with a maturity of one year or less from its issue date (a "Short-Term Note") is included in a United States Holder's income under the rules described below under "Short-Term Notes."

 Fixed Rate Notes

   Interest on a Fixed Rate Note will constitute "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of the Company) at least annually at a single fixed rate.

 Floating Rate Notes

   Interest on a Floating Rate Note that is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of the Company) at least annually will constitute "qualified stated interest" if the Note is a "variable rate debt instrument" ("VRDI") under the rules described below and the interest is payable at a single "qualified floating rate" or single "objective rate" (each as defined below). If the Note is a VRDI but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes "qualified stated interest." See "Original Issue Discount Floating-Rate Notes that are VRDIs," below.

 Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate

   A Note is a VRDI if all of the four following conditions are met. First, the "issue price" of the Note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a Note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and
(ii) 15% of the total noncontingent principal payments.

   Second, the Note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

   Third, the Note must provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

   Fourth, the Note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

   Subject to certain exceptions, a variable rate of interest on a Note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in United States dollars. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple (i.e., a Spread Multiplier) that is greater than 0.65, but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate (i.e., a Spread). If the variable rate equals the product of an otherwise qualified floating rate and a single Spread Multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the Note).

   Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within the control of the Company (or a related party) nor unique to the circumstances of the Company (or a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Code). Notwithstanding the first sentence of this paragraph, a rate on a Note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

   If interest on a Note is stated at a fixed rate for an initial period of less than one year, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

ORIGINAL ISSUE DISCOUNT

   Original issue discount ("OID") with respect to a Note is the excess, if any, of the Note's "stated redemption price at maturity" over the Note's "issue price." A Note's "stated redemption price at maturity" is the sum of all payments provided by the Note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a Note is the first price at which a substantial amount of the Notes in the issuance that includes such Note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

   As described more fully below, United States Holders of Notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States Holder's tax basis in a Note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

   The amount of OID with respect to a Note will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a Note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the Note). If the amount of OID with respect to a Note is less than that amount, the OID that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the Note.

 Fixed Rate Notes

   In the case of OID with respect to a Fixed Rate Note, the amount of OID includible in the income of a United States Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the Note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Note (including payments of qualified stated interest), produces an amount equal to the issue price of the Note. The yield to maturity is constant over the term of the Note and, when expressed as a percentage, must be calculated to at least two decimal places.

   Second, the term of the Note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

   Third, the total amount of OID on the Note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the Note at the beginning of the accrual period and the yield to maturity of the Note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the Note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the Note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a Note, the amount of OID previously includible in the gross income of any holder is determined without regard to "premium" and "acquisition premium," as those terms are defined below under "Premium and Acquisition Premium."

   Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

   A United States Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such Holder held Notes. In general, under the constant yield method described above, United States Holders will be required to include in income increasingly greater amounts of OID in successive accrual periods.

 Floating Rate Notes that are VRDIs

   The taxation of OID (including interest that does not constitute qualified stated interest) on a Floating Rate Note will depend on whether the Note is a "VRDI," as that term is defined above under "Taxation of Interest--Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate."

   In the case of a VRDI that provides for qualified stated interest, the amount of qualified stated interest and the amount of OID, if any, includible in income during a taxable year are determined under the rules applicable to Fixed Rate Notes (described above) by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the Note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

   If a Note that is a VRDI does not provide for interest at a single variable rate as described above, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

   First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

   Second, determine the fixed rate substitute for each variable rate provided by the Note. The fixed rate substitute for each qualified floating rate provided by the Note is the value of that qualified floating rate on the issue date. If the Note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day Commercial Paper Rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day Commercial Paper Rate and quarterly LIBOR, or the 30-day Commercial Paper Rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the Note.

   Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the Note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the Note.

   Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules (described above) for Fixed Rate Notes. These amounts are taken into account as if the United States Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount--Fixed Rate Notes," above.

   Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

 Floating Rate Notes that are not VRDIs

   Floating Rate Notes that are not VRDIs ("Contingent Notes") will be taxable under the rules applicable to contingent payment debt instruments (the "Contingent Debt Regulations"), as follows. First, the Company is required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which the Company would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note), but not less than the applicable federal rate announced monthly by the IRS (the "AFR"). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the AFR.

   Second, solely for tax purposes, the Company constructs a projected schedule of payments determined under the Contingent Debt Regulations for the Contingent Note (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations.

   Third, under the usual rules applicable to OID and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the Contingent Debt Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States Holder held the Contingent Note.

   Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the Contingent Debt Regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, subject to certain limitations, as ordinary loss.

   The Company is required to provide each holder of a Contingent Note with the Schedule described above. If the Company does not create a Schedule or the Schedule is unreasonable, a United States Holder must set its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the IRS, the United States Holder must make such disclosure on a statement attached to the United States Holder's timely filed federal income tax return for the taxable year in which the Contingent Note was acquired.

   In general, any gain realized by a United States Holder on the sale, exchange or retirement of a Contingent Note is interest income. In general, any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such Holder's prior interest inclusions on the Contingent Note (net of negative adjustments). Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note.

 Other Rules

   Certain Notes having OID may be redeemed prior to maturity or may be repayable at the option of the holder. Such Notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such Notes with a redemption feature should consult their tax advisors with respect to such feature since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased Note.

   The Treasury Regulations relating to the tax treatment of OID contain certain language ("aggregation rules") stating in general that, with some exceptions, if more than one type of Note is issued in connection with the same transaction or related transactions, such Notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the applicable Prospectus Supplement, the Company does not expect to treat different types of Notes as being subject to the aggregation rules for purposes of computing OID.

MARKET DISCOUNT

   If a United States Holder acquires a Note having a maturity date of more than one year from the date of its issuance and has a tax basis in the Note that is, in the case of a Note that does not have OID, less than its stated redemption price at maturity, or, in the case of a Note that has OID, less than its adjusted issue price (as defined above), the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than 1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

   Under the market discount rules of the Code, a United States Holder is required to treat any principal payment (or, in the case of a Note that has OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such Note is disposed of by the United States Holder in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income by the United States Holder as if such Holder had sold the Note at its then fair market value.

   In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a Note-by-Note basis and is irrevocable.

   With respect to Notes with market discount, a United States Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and is irrevocable without the consent of the IRS. A United States Holder's tax basis in a Note will be increased by the amount of market discount included in such Holder's income under such an election.

   In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder's tax basis in a Contingent Note is less than the Contingent Note's adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of such rules to such Notes.

PREMIUM AND ACQUISITION PREMIUM

   If a United States Holder purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the date of acquisition (other than payments of qualified stated interest), such Holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any original issue discount in income. Generally, a United States Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see "--Original Issue Discount"), over the remaining term of the Note (where such Note is not redeemable prior to its maturity date). In the case of Notes that may be redeemed prior to maturity, the premium is calculated assuming that the Company or United States Holder will exercise or not exercise its redemption rights in a manner that maximizes the United States Holder's yield. A United States Holder who elects to amortize bond premium must reduce such Holder's tax basis in the Note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such Holder and may be revoked only with the consent of the IRS.

   If a United States Holder purchases a Note issued with OID at an "acquisition premium," the amount of OID that the United States Holder includes in gross income is reduced to reflect the acquisition premium. A
Note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest and (b) greater than the Note's "adjusted issue price" (as described above under "Original Issue Discount--Fixed Rate Notes").

   If a Note is purchased at an acquisition premium, the United States Holder reduces the amount of OID otherwise includible in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the Note immediately after its acquisition by the purchaser over the adjusted issue price of the Note and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

   As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the United States Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

   In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder's tax basis in a Contingent Note is greater than the Contingent Note's adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of such rules to such Notes.

SHORT-TERM NOTES

   In the case of a Short-Term Note, no interest is treated as qualified stated interest, and therefore all interest is included in OID. United States Holders that report income for federal income tax purposes on an accrual method and certain other United States Holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding.

   Any other United States Holder of a Short-Term Note is not required to accrue OID for federal income tax purposes, unless it elects to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a United States Holder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States Holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. A United States Holder of a Short-Term Note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than OID. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the United States Holder's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A United States Holder's tax basis in a Short-Term Note is increased by the amount included in such Holder's income on such a Note.

ELECTION TO TREAT ALL INTEREST AS OID

   United States Holders may elect to include in gross income all interest that accrues on a Note, including any stated interest, acquisition discount, OID, market discount, de minimis OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a Note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States Holder with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, such an election for a Note with market discount will result in a deemed election to accrue market discount in income currently for such Note and for all other debt instruments acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS. A United States Holder's tax basis in a Note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES

   If so specified in an applicable Prospectus Supplement relating to a Note, the Company or a holder may have the option to extend the maturity of or renew such Note. See "Description of Notes--Extension of Maturity" and "Description of Notes--Renewable Notes." In addition, the Company may have the option to reset the interest rate, the Spread or the Spread Multiplier with respect to a Note. See "Description of Notes--Reset Notes." The treatment of a United States Holder of Notes to which such options apply will depend, in part, on the terms established for such Notes by the Company pursuant to the exercise of such option by the Company or a holder. Upon the exercise of any such option, the United States Holder of such Notes may be treated for federal income tax purposes as having exchanged such Notes (the "Old Notes") for new Notes with revised terms (the "New Notes"). If such holder is treated as having exchanged Old Notes for New Notes, such exchange may be treated as either a taxable exchange or a tax-free recapitalization.

   Final Treasury Regulations under Section 1001 of the Code, published on June 26, 1996 (the "Final Section 1001 Regulations"), generally provide that the exercise of an option provided to an issuer or a holder to change a term of a debt instrument (such as the maturity or the interest rate) in a manner such as that contemplated for Extendible Notes, Renewable Notes and Reset Notes will create a deemed exchange of Old Notes for New Notes if such exercise modifies such terms to a degree that is "economically significant." With respect to certain types of debt instruments, under the Final Section 1001 Regulations a deemed exchange for tax purposes occurs if the exercise of such an option alters the annual yield of the debt instrument by more than the greater of (i) 25 basis points or (ii) 5 percent of the annual yield of the debt instrument prior to modification. The exercise of an option that changes the timing of payments under a debt instrument creates a deemed exchange under the Final Section 1001 Regulations (whether or not the annual yield is altered) if there is a "material deferral" of scheduled payments. In this connection, the Final Section 1001 Regulations generally provide that a deferral of scheduled payments within a safe-harbor period which begins on the original due date for the first deferred payment and extends for a period not longer than the lesser of five years or 50 percent of the original term of the debt instrument will not be considered to be a material deferral.

   If the exercise of the option by the Company or a holder is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a United States Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a United States Holder will recognize gain or loss equal to the difference between the issue price of the New Notes and such Holder's tax basis in the Old Notes. However, if the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a United States Holder as a result thereof and gain, if any, will be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. Such term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered. Legislation to that effect has been introduced in the past. It is not possible to determine whether such legislation will be reintroduced or enacted, and, if enacted, whether it would apply to a recapitalization occurring prior to the date of enactment.

   The presence of such options may also affect the calculation of interest income and OID, among other things. For purposes of determining the yield and maturity of a Note, if the Company has an unconditional option or combination of options to require payments to be made on the Note under an alternative payment schedule or schedules (e.g., an option to extend or an option to call the Note at a fixed premium), it will be deemed to exercise or not exercise an option or combination of options in a manner that minimizes the yield on the Note. Conversely, a holder having such option or combination of such options will be deemed to exercise or not exercise such option or combination of options in a manner that maximizes the yield on such Note. If both the Company and the holder have options, the foregoing rules are applied to the options in the order that they may be exercised. Thus, the deemed exercise of one option may eliminate other options that are later in time. If the exercise of such option or options actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of OID, the yield and maturity of the Note are redetermined by treating the Note as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date. Depending on the terms of the options described above, the presence of such options may instead cause the Notes to be taxable as Contingent Notes under the 1996 OID Regulations. See "Original Issue Discount--Floating Rate Notes that are not VRDIs."

   THE FOREGOING DISCUSSION OF EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES IS PROVIDED FOR GENERAL INFORMATION ONLY. ADDITIONAL TAX CONSIDERATIONS MAY ARISE FROM THE OWNERSHIP OF SUCH NOTES IN LIGHT OF THE PARTICULAR FEATURES OR COMBINATION OF FEATURES OF SUCH NOTES AND, ACCORDINGLY, PERSONS CONSIDERING THE PURCHASE OF SUCH NOTES ARE ADVISED AND EXPECTED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP OF SUCH NOTES.

INTEGRATION OF NOTES WITH OTHER FINANCIAL INSTRUMENTS

   Any United States Holder of Notes that also acquires or has acquired any financial instrument which, in combination with such Notes, would permit the calculation of a single yield to maturity or could generally constitute a VRDI of an equivalent term, may in certain circumstances treat such Notes and such financial instrument as an integrated debt instrument for purposes of the Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. (For purposes of determining OID, none of the payments under the integrated debt instrument will be treated as qualified stated interest.) Moreover, under the Contingent Debt Regulations, the IRS may require in certain circumstances that a United States Holder who owns Notes integrate such Notes with a financial instrument held or acquired by such Holder or a related party. United States Holders should consult their tax advisors as to such possible integration.

SALE OR EXCHANGE OF NOTES

   A United States Holder generally will recognize gain or loss upon the sale or exchange of a Note equal to the difference between the amount realized upon such sale or exchange and the United States Holder's adjusted basis in the Note. Such adjusted basis in the Note generally will equal the cost of the Note, increased by OID, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the Note other than payments of qualified stated interest and by any premium that the United States Holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States Holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss if the Note was held as a capital asset, except as provided under "Market Discount," "Short-Term Notes" and "Original Issue Discount--Floating Rate Notes that are not VRDIs," above. Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note. For non-corporate taxpayers, capital gain realized on the disposition of an asset (including a Note) held for more than one year but not more than 18 months is taxed at a maximum rate of 28% and capital gain realized on the disposition of an asset (including a Note) held for more than 18 months is taxed at a maximum rate of 20%. Capital gain on the disposition of an asset (including a Note) held for not more than one year is taxed at the rates applicable to ordinary income (i.e., up to 39.6%). The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

FOREIGN HOLDERS

   Under current United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including OID) with respect to a Note by the Company or by any paying agent to a beneficial owner of a Note that is not a United States Holder (a "Non-United States Holder") will not be subject to the withholding of United States federal income tax, provided, in the case of interest (including OID), that (i) such Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, (iii) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either (A) the beneficial owner of the Note certifies, under penalties of perjury, to the Company or paying agent, as the case may be, that such Holder is a Non-United States Holder and provides such Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Company or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including
OID) made to the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the foregoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

   On October 14, 1997, the IRS published in the Federal Register final regulations (the "1997 Final Regulations") which affect the United States taxation of Non-United States Holders. The 1997 Final Regulations are currently expected to become effective for payments after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules (see below). The discussion under this heading and under "Backup Withholding and Information Reporting," below, is not intended to be a complete discussion of the provisions of the 1997 Final Regulations, and prospective purchasers of the Notes are urged to consult their tax advisors concerning the tax consequences of their acquiring, holding and disposing of the Notes in light of the 1997 Final Regulations.

   The 1997 Final Regulations provide documentation procedures designed to simplify compliance by withholding agents. The 1997 Final Regulations generally do not affect the documentation rules described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described above. "Qualified intermediaries" include: (i) foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization) or (ii) foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, which, as to both (i) and (ii), have entered into withholding agreements with the IRS. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as revised IRS Form W-8 (see below), from each beneficial owner. Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

   For purposes of the certification requirements, the 1997 Final Regulations generally treat, as the beneficial owners of payments on a Note, those persons that, under United States tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payment to an entity classified as a foreign partnership under United States tax principles, the partners, rather than the partnership, generally will be required to provide the required certifications to qualify for the withholding exemption described above. A payment to a United States partnership, however, is treated for these purposes as payment to a United States payee, even if the partnership has one or more foreign partners. The 1997 Final Regulations provide certain presumptions with respect to withholding for holders not furnishing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Final Regulations will replace a number of current tax certification forms (including IRS Form W-8 and IRS Form 4224, discussed below) with a single, revised IRS Form W-8 (which, in certain circumstances, requires information in addition to that previously required). Under the 1997 Final Regulations, this Form W-8 will remain valid until the last day of the third calendar year following the year in which the certificate is signed.

   The 1997 Final Regulations provide transition rules concerning existing certificates, such as IRS Form W-8 and IRS Form 4224. Valid withholding certificates that are held on December 31, 1998 will generally remain valid until the earlier of December 31, 1999 or the date of expiration of the certificate under the law in effect prior to January 1, 1999. Further, certificates dated prior to January 1, 1998 will generally remain valid until the end of 1998, irrespective of the date that their validity expires during 1998. The IRS has announced that the 1997 Final Regulations will be amended to provide that valid withholding certificates that are held on December 31, 1999 will generally remain valid until the earlier of December 31, 2000 or the expiration of the certificate under the law in effect prior to January 1, 2000.

   Under the 1997 Final Regulations, withholding of United States federal income tax with respect to accrued original issue discount may apply to payments on a taxable sale or other disposition of a Note by a Non-United States Holder who does not provide appropriate certification to the withholding agent with respect to such transaction.

   Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations.

   If a Non-United States Holder is engaged in a trade or business in the United States and interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest (including OID) in the same manner as if it were a United States Holder. In lieu of the certificate described above, such Holder will be required to provide a properly executed IRS Form 4224 in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including OID) on a Note will be included in the earnings and profits of such Holder if such interest (including OID) is effectively connected with the conduct by such Holder of a trade or business in the United States.

   Generally, any gain or income (other than that attributable to accrued interest or OID) realized upon the sale, exchange, retirement or other disposition of a Note will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either (a) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

   Under current United States federal income tax law, a 31% backup withholding tax and information reporting requirements apply to certain payments of principal, premium and interest (including OID) made to, and to the proceeds of sale before maturity by, certain holders of the Notes.

   In the case of a non-corporate United States Holder, backup withholding will apply only if (i) such Holder fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, would be his Social Security number) to the payor in the manner required, (ii) such Holder furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) the payor is notified by the IRS that such Holder has failed to properly report payments of interest or dividends or (iv) under certain circumstances, such Holder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as a corporation (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

   The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the IRS.

   In the case of a Non-United States Holder, under current Treasury Regulations, backup withholding and information reporting will not apply to payments of principal, premium or interest made by the Company or any paying agent thereof on a Note if such Holder has provided the required certification under penalties of perjury that it is not a United States Holder (as defined above) or has otherwise established an exemption.

   Under current Treasury Regulations, if payments of principal, premium or interest (including OID) are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner, and generally will not be subject to information reporting requirements. However, if such custodian, nominee or other agent is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified there-year period, information reporting (but not backup withholding) will be required unless such custodian, nominee or other agent has in its records documentary evidence that the beneficial owner is not a United States Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

   Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding, and generally will not be subject to information reporting requirements. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Payments made to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Non-United States Holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

   In general, the 1997 Final Regulations do not significantly alter the substantive backup withholding and information reporting requirements described above. As under current law, backup withholding and information reporting will not apply to (i) payments to a Non-United States Holder of principal, premium and interest (including OID, if any) and (ii) payments to a Non-United States Holder on the sale, exchange or other disposition of a Note, in each case if such Non-United States Holder provides the required certification to establish an exemption from the withholding of the United States federal income tax or otherwise establishes an exemption. Similarly, unless the payor has actual knowledge that the payee is a United States Holder, backup withholding will not apply to (i) payments of principal, premium and interest (including OID, if any) made outside the United States to certain offshore accounts and (ii) payments on the sale, exchange, redemption, retirement or other disposition of a Note effected outside the United States. However, information reporting may apply with respect to such payments by a payor that is, for United States federal income tax purposes,
(i) a United States person, (ii) a controlled foreign corporation, (iii) a United States branch of a foreign bank or foreign insurance company, (iv) a foreign partnership controlled by United States persons or engaged in a United States trade or business or (v) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, unless such payor has in its records documentary evidence that the beneficial owner is not a United States Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

   Non-United States Holders of Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment to a Non-United States Holder under the backup withholding rules will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the IRS.

                             PLAN OF DISTRIBUTION

   The Company may sell the Notes in and/or outside the United States: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Notes being offered (the "Offered Notes") will set forth the terms of the offering of the Offered Notes, including the name or names of any underwriters or agents, the purchase price of the Offered Notes and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   If underwriters are used in the sale, the Offered Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Notes, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Notes will be subject to conditions precedent and the underwriters will be obligated to purchase all of the Offered Notes if any are purchased.

   If dealers are utilized in the sale of Offered Notes in respect of which this Prospectus is delivered, and if so specified in the applicable Prospectus Supplement, the Company will sell such Offered Notes to the dealers as principals. The dealers may then resell such Offered Notes to the public at varying prices to be

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
determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable Prospectus Supplement.

   The Notes may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Notes in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

   Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                LEGAL MATTERS

   The legality of the Notes offered hereby will be passed upon for MidAmerican Energy by John A. Rasmussen, Jr., Senior Vice President and General Counsel of MidAmerican Energy, and for the Agent by Sidley & Austin, Chicago, Illinois. Sidley & Austin will rely upon the opinion of Mr. Rasmussen as to matters of Iowa law and the opinion of such firm will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by MidAmerican Energy and the Trustee in connection with the issuance and sale of any particular Note, the specific terms of the Notes and other matters which may affect the validity of the Notes but which cannot be ascertained on the date of such opinion. Sidley & Austin regularly serves as special counsel to MidAmerican Energy and to its affiliates on certain matters. Mr. Rasmussen is an officer and full-time employee of MidAmerican Energy and at June 12, 1998, he owned directly and/or beneficially 6,606 shares of common stock of MidAmerican Energy Holdings Company and had been granted, pursuant to and subject to the terms of MidAmerican Energy Holdings Company's Long-Term Incentive Plan, options to purchase 20,000 shares of MidAmerican Energy Holdings Company common stock and 10,543 performance shares.

                                   EXPERTS

   The consolidated balance sheets and statements of capitalization as of December 31, 1997 and 1996 and the consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in acounting and auditing.

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